Exhibit 10.23
THIRD AMENDMENT TO
ASSET PURCHASE AGREEMENT
     This Third Amendment to Asset Purchase Agreement (this “Amendment”), is entered into as of December 7, 2006 by and between Cornerstone BioPharma, Inc., a Nevada corporation (“Cornerstone”), and Vintage Pharmaceuticals, LLC, a Delaware limited liability company (“Vintage”).
     WHEREAS: Cornerstone and Vintage have previously entered into that certain Asset Purchase Agreement dated as of July 20, 2004, as amended by that certain First Amendment to Asset Purchase Agreement dated as of May 20, 2005 and by that certain Second Amendment to Asset Purchase Agreement dated as of November ___, 2006 (together, the “Agreement”).
     WHEREAS: Under the Agreement, Vintage has the exclusive right to manufacture and market an authorized generic version of the Product(s); and
     WHEREAS: the parties desire to enable Cornerstone to market and sell an authorized generic version of the Product(s) directly or by contract with a third party; and
     WHEREAS: Vintage supplies Cornerstone with the Product(s) pursuant to a Manufacturing Agreement entered into concurrent with the Agreement; and
     WHEREAS: the parties desire for Vintage to manufacture and sell and for Cornerstone to purchase a generic version of the Product(s) under the Manufacturing Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions herein contained, the parties hereto hereby agree as follows:
1.	Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

2.	Amendment of Section 3.05. Section 3.05 of the Asset Purchase Agreement shall be modified by adding the following subsection (c) after subsection (b):
          ”(c) Vintage grants Cornerstone the right to market and sell an authorized generic version of the Product(s). Cornerstone may sublicense this right to Aristos Pharmaceuticals, Inc. Any other sublicense by Cornerstone will require the consent of Vintage, which consent will not be unreasonably withheld. Sales of such an authorized generic by Cornerstone or its sublicensee shall be subject to a royalty on Net Sales payable to Vintage as provided in Section 3.03. During the term of the Manufacturing Agreement, Cornerstone shall purchase and Vintage shall supply the authorized generic version of Product(s) on the terms and conditions provided for in the Manufacturing Agreement.”
3.	Effect of Amendment. Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect, unmodified in any way.
(Third Amendment to Asset Purchase Agreement)

4.	Severability. Each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama applicable to contracts executed and performed in such state, without giving effect to the conflicts of laws principles.
6.	Amendments. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by each Party.
7.	Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.
8.	Successors and Assigns. Except as otherwise expressly provided in this Amendment, the provisions hereof shall inure to the benefit of, and be binding upon, Cornerstone and Vintage and their respective successors and permitted assigns.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

CORNERSTONE: CORNERSTONE BIOPHARMA, INC., a Nevada corporation
By:	/s/ Craig A. Collard
Craig A. Collard, President

VINTAGE: VINTAGE PHARMACEUTICALS, LLC, a Delaware limited liability company
By:	/s/ Tom Young
Name: Tom Young
Title: CEO

(Third Amendment to Asset Purchase Agreement)